                                                               EXHIBIT 23.2


[BARNES ROFFE LETTERHEAD]


STRICTLY PRIVATE AND CONFIDENTIAL
FOR ADDRESSEE ONLY:

The Directors                                      Our Ref: MJM/SB/1211TEAM
TEAM Communications Group Inc
12300 Wilshire Boulevard
Suite 400
Los Angeles
California
90025
USA                                                      12th November 1999


Dear Sirs,

DANDELION DISTRIBUTION LIMITED

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our reports dated 15 October 1999 and
7 December 1998 relating to the financial statements of Dandelion Distribution Limited which appear in such Prospectus, and state explicitly that the financial statements and our reports thereon were prepared only for the purpose of complying with UK statutory reporting requirements and they should not be relied upon for any other purpose. We also consent to the reference to us under the heading of "Experts" in such Prospectus.

Yours faithfully


/s/ BARNES ROFFE
-------------------
BARNES ROFFE